UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2008

BLUELINX HOLDINGS INC.
 (Exact name of registrant as specified in its charter)

Delaware	001-32383	77-0627356
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4300 Wildwood Parkway, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (770) 953-7000

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 7, 2008, Barbara V. Tinsley announced her decision to retire from her position as the Company’s General Counsel and Secretary effective as of May 1, 2008. Ms. Tinsley will continue to serve as the Company’s General Counsel and Secretary until her departure.

In connection with her retirement, Ms. Tinsley entered into a settlement agreement and general release with the Company pursuant to which she is entitled to a cash payment in the amount of $297,581 and continuing medical benefits through May 2009. The Company is also accelerating the vesting of 40,838 shares of restricted stock currently owned by Ms. Tinsley so that such shares vest on May 1, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUELINX HOLDINGS INC.

By: /s/ Dean A. Adelman
       Dean A. Adelman
       Vice President — Human Resources

Dated: April 9, 2008